Exhibit 10.2

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Sheppard, Mullin, Richter
   & Hampton
333 South Hope St., 48th Fl.
Los Angeles, CA  90071-1448

Attention:  Jay T. Kinn, Esq.

________________________________________________________________________________

Loan No._____________


                  DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE
             FILING WITH ASSIGNMENT OF LEASES, RENTS AND AGREEMENTS


      THIS DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING WITH ASSIGNMENT OF LEASES, RENTS AND AGREEMENTS (this "Deed of Trust") is made as of June 27, 1995 by CENTURY PROPERTIES FUND XIX, a California Limited Partnership, having offices c/o National Property Investors, Inc., 100 Jericho Quadrangle, Suite 214, Jericho, New York 11753 ("Trustor"), Transamerica Title Insurance Company, having offices at 234 North Central Avenue, Suite 670, Phoenix, Arizona 85004 ("Trustee"), and The Prudential Insurance Company of America, a New Jersey corporation, having offices at 2029 Century Park East, Suite 3700, Los Angeles, California 90067 ("Beneficiary").



                                   WITNESSETH:


      Trustor HEREBY IRREVOCABLY GRANTS, TRANSFERS AND ASSIGNS TO Trustee, IN TRUST, WITH POWER OF SALE all of Trustor's right, title and interest now owned or hereafter acquired in and to the following property, together with the Personalty (as hereinafter defined), all of which is hereinafter collectively defined as the "Property": (i) that certain real property (the "Land") located in the County of Maricopa, State of Arizona, and more particularly described in Exhibit A attached hereto; (ii) all Improvements (as hereinafter defined) and all appurtenances, easements, rights and privileges thereof, including all minerals, oil, gas and other hydrocarbon substances thereon or therein, air rights, water rights and development rights, and any land lying in the streets, roads or avenues adjoining the Land or any part thereof; (iii) all Fixtures (as hereinafter defined), whether now or hereafter installed, being hereby declared to be for all purposes of this Deed of Trust a part of the Land; and (iv) the Rents (as hereinafter defined) of or from the Property.

  FOR THE PURPOSE OF SECURING, in such order of priority as Beneficiary may determine: (i) payment of the Indebtedness (as hereinafter defined); and (ii)

  payment (with interest as provided) and performance by Trustor of the Obligations (as hereinafter defined). Notwithstanding the foregoing, or any other term contained herein or in the Loan Documents, none of Trustor's obligations under or pursuant to the Unsecured Remediation and Indemnification Agreement (as hereinafter defined) shall be secured by the lien of this Deed of Trust.


  A1

                                   Definitions


  Certain Defined Terms: As used in this Deed of Trust the following terms shall have the following meanings; other terms are defined where they appear in this Deed of Trust:

  Application: The Application, dated May 2, 1995, executed by Trustor (referred to as "Borrower" therein), which Application includes the exhibits attached thereto.

  Debt Service Coverage: The ratio, as determined by Beneficiary, of (a) Net Operating Income for the Property for the preceding twelve-month period, to
  (b) the sum of (i) the annual debt service payments (including principal and interest) on the Loan for the preceding twelve-month period, and (ii) the annual debt service payments (including principal and interest) on all other indebtedness secured or which will be secured by a lien on all or part of the Property for the preceding twelve-month period. For purposes of calculating annual debt service, amortization of the aggregate principal indebtedness over a thirty (30) year period (or such lesser period if the Note or other loan documents in the case of loans other than the Loan provide otherwise) is assumed to apply during the entire term of the Loan.

  Event of Default:  As defined in Paragraph 6.1 hereof.

  Fixtures: All fixtures located upon or within the Improvements or now or hereafter installed in, or used in connection with any of the Improvements, including boilers, furnaces, pipes, plumbing, elevators, cleaning and sprinkler systems, fire extinguishing apparatus and equipment, water tanks, heating, ventilating, air conditioning and air cooling equipment, whether or not permanently affixed to the Land or the Improvements.

  Holdback Agreement: The Holdback Agreement (Improvements) of even date herewith by and between Borrower and Lender.

  Impositions: All real estate and personal property and other taxes and assessments, water and sewer rates and charges levied or assessed upon or with respect to the Property, and all other governmental charges and any interest or costs or penalties with respect thereto, ground rent and charges for any easement or agreement maintained for the benefit of the Property, general and special, ordinary and extraordinary, foreseen or unforeseen, of any kind and nature whatsoever that at any time prior to or after the execution of the Loan Documents may be assessed, levied, imposed, or become a lien upon the Property or the rent or income received therefrom, or any use or occupancy thereof; and

  any and all other charges, expenses, payments, claims, mechanics' or material suppliers' liens or assessments of any nature, if any, which are or may become a lien upon the Property or the rent or income received therefrom.

  Impound Account: The account that Trustor may be required to maintain pursuant to Paragraph 3.4 hereof for the deposit of amounts required to pay Impositions and insurance premiums.

  Improvements: All buildings and other improvements and appurtenances located on the Land, including surface improvements, such as parking areas and landscaping structures and all improvements, additions and replacements thereof, and other buildings and improvements, at any time hereafter constructed or placed upon the Land.

  Indebtedness: The principal of and all other amounts, payments and premiums due under the Note and any extensions or renewals thereof (including extensions or renewals at a different rate of interest, whether or not evidenced by a new or additional promissory note or notes), and all other indebtedness of Trustor to Beneficiary and additional advances under, evidenced by and/or secured by the Loan Documents, plus interest on all such amounts.

  Inventory: The personal property Inventory certified by Trustor by Owner's Affidavit of even date herewith.

  Laws and Restrictions: All federal, state, regional, county, local and other laws, regulations, orders, codes, ordinances, rules, statutes and policies, restrictive covenants and other title encumbrances, permits and approvals, Leases and other rental agreements, relating to the development, occupancy, ownership, management, use, and/or operation of the Property or otherwise affecting all or any part of the Property or Trustor.

  Leases: Any and all leasehold interests, including subleases and tenancies following attornment, now or hereafter affecting or covering any part of the Property.

  Loan:  The loan from Beneficiary to Trustor evidenced by the Note.

  Loan Documents: The Note, the Application, this Deed of Trust, the Assignment of Agreements, the Assignment of Lessor's Interest in Leases and Rents, the Secured Remediation and Indemnification Agreement, that certain letter agreement re remedial repairs of even date herewith by and between Beneficiary and Trustor, the Holdback Agreement and all other documents, with the exception of the Unsecured Remediation and Indemnification Agreement, evidencing, securing or relating to the Loan, the payment of the Indebtedness or the performance of the Obligations.

  Loan Parties: Trustor, Fox Partners II, a California general partnership, Fox Capital Management Corporation, a California corporation, and/or Fox Realty Investors, a California general partnership.

  Loan to Value Ratio: The ratio, as determined by Beneficiary, of (i) the aggregate principal balance, together with all accrued but unpaid interest, of all encumbrances against the Property, to (ii) the fair market value of the

  Property, as determined by Beneficiary.

  Material Adverse Change: Any material and adverse change in (i) the financial condition of any of the Loan Parties, or (ii) the condition or operation of the Property.

  Net Operating Income: For any period, gross income from operations of the Property derived from arm's length, market rate rents from Leases with unaffiliated third parties, service fees or charges, and additional rent resulting from operating expense, common area maintenance and tax escalation pass through provisions (excluding capital gains income derived from the sale of assets and other items of income which Beneficiary reasonably determines are unlikely to occur in any subsequent period), less operating expenses (such as cleaning, utilities, administrative, landscaping, security and management expenses, repairs and maintenance and reserves for replacements) and less fixed expenses (such as insurance, real estate and other taxes), which expenses shall be related to the Property, shall be for services from arm's length third party transactions or equivalent to the same, and shall exclude all expenses for capital improvements and replacements, debt service and depreciation or amortization of capital expenditures and other similar noncash items. Operating expenses shall include management fees of not less than four percent (4.0%) of minimum base rent and a reserve for replacements of not less than $250 per residential apartment unit per year. Gross income shall not be anticipated for any greater period than that approved by generally accepted accounting principles, nor shall operating expenses be prepaid.

  Note: The Promissory Note of even date herewith executed by Trustor in the original principal amount of _____________ _______________ Dollars ($________________), payable to Beneficiary or its order, and all modifications, renewals or extensions thereof.

  Obligations: Any and all of the covenants, promises and other obligations (including, without limitation, the Indebtedness) made or owing by Trustor to or due to Beneficiary under and/or as set forth in the Loan Documents and all of the material covenants, promises and other obligations made or owing by Trustor to each and every other Person relating to the Property.

  Permitted Exceptions: All of those matters described on Exhibit B attached hereto.

  Person: Any natural person, corporation, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

  Personalty: Trustor's right, title and interest in all personal property (other than Fixtures) now or hereafter located in, upon or about or collected or used in connection with the Property, together with all present and future attachments, accessions, replacements, substitutions and additions thereto or therefor, and the cash and noncash proceeds thereof, including all property listed in the Inventory, the Impound Account, all goods, documents, instruments and chattel paper, all drawings, plans and specifications, all causes of action and recoveries now or hereafter existing for any loss or diminution in value of the Property, all licenses, governmental authorizations or permits pertaining to the Property or the development, ownership, management or operation thereof, the Rents, all trademarks, service marks, designs, logos, names or similar identifications pertaining to the Property, and all accounts, contract rights and general intangibles (including, without limitation, any insurance proceeds and condemnation awards or compensation) arising out of or incident to the ownership, development or operation of the Property owned by or in which Trustor has an interest including, without limitation, all personal property described in the UCC-1 Financing Statement executed by Trustor of even date herewith, which is incorporated herein by this reference, and all furniture, furnishings, equipment, machinery, construction materials and supplies, leasehold interests in personal property and the Leases.

  Property:  As defined in the above granting paragraph of this Deed of Trust.

  Receiver: Any trustee, receiver, custodian, fiscal agent, liquidator or similar officer.

  Rents: All rents, royalties, revenues, issues, profits, proceeds and other income from the Property.

  Secondary Interest Rate:  As defined in the Note.

  Secured Remediation and Indemnification Agreement: The Secured Hazardous Substances Remediation and Indemnification Agreement of even date herewith executed by Trustor in favor of Beneficiary.

  Unsecured Remediation and Indemnification Agreement. The Unsecured Hazardous Substances Remediation and Indemnification Agreement of even date herewith executed by Trustor in favor of Beneficiary.


  A2

                         Representations and Warranties


      Trustor hereby represents and warrants to Beneficiary and Trustee that as of the date of this Deed of Trust and as of the date of any subsequent disbursement pursuant to the Loan Documents:

      A2.1 Title, Authorization and Organization. Trustor (i) is the lawful owner of the Property and holds good and marketable title to the Property free and clear of all defects, liens, encumbrances, easements, exceptions and assessments, except the Permitted Exceptions; (ii) has good, right and lawful authority to grant the Property as provided in and by this Deed of Trust;
  (iii) has the requisite power and authority to own, develop and operate the Property; (iv) is duly organized, validly existing and in good standing under the laws of the State of its organization and is duly registered to do business in the State in which the Land is located; and (v) is in compliance with all Laws and Restrictions applicable to it.

      A2.2 Validity of Loan Documents. The execution, delivery and performance by Trustor of the Loan Documents and the borrowings evidenced by the Note are within the power of Trustor, have been authorized by all requisite corporate or partnership authority and will not violate any Laws and Restrictions or any agreement or other instrument. Each of the Loan Documents when executed and delivered to Beneficiary, will constitute a legal, valid and binding obligation of Trustor enforceable in accordance with its terms.

      A2.3 Financial Statements. All financial statements and data that have been given to Beneficiary with respect to the Property or any Loan Party are true, accurate, complete and correct and except as expressly noted to the contrary therein, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby. Notwithstanding the foregoing, the financial statements and data that have been given to Beneficiary with respect to any Loan Party other than Trustor have been prepared in accordance with sound accounting principles consistently applied throughout the periods covered thereby. There has been no Material Adverse Change since the date of the most recent financial statements given to Beneficiary.

      A2.4 Other Information. All reports, papers, data and information given to Beneficiary with respect to Loan Parties and the Property are accurate, correct and complete.

      A2.5 Litigation. There is not now pending against or affecting any Loan Party or the Property, nor to the best of Trustor's knowledge is there threatened any action, suit or proceeding at law or in equity or by or before any administrative agency that, if adversely determined, would materially impair or affect (i) the financial condition or operations of such Loan Party, or (ii) the condition, use or operation of the Property.

      A2.6 Additional Representations and Warranties. (i) The Property is not used principally or primarily for agricultural or grazing purposes; (ii) each Loan Party has filed all federal, state, county and municipal income tax returns required to have been filed by it and has paid all taxes that have become due pursuant to such returns or pursuant to any assessments received by it (and no Loan Party knows of any basis for any additional assessment against it in respect of such taxes); (iii) all costs for labor and materials for the construction of the Improvements have been paid in full; (iv) Trustor is not aware of any assessment for public improvements which is pending and which could become a lien upon the Property; (v) no event has occurred which with the giving of notice or the passage of time, or both, would constitute an Event of Default under any of the Loan Documents; (vi) Trustor is not a party to any agreement or instrument materially and adversely affecting its present or proposed business conducted on the Property or the Property itself, financial or otherwise; (vii) Trustor is not in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions set forth in any such agreement or instrument to which it is a party to the extent that the same would have a material and adverse effect on the Property or Trustor's ability to timely perform its Obligations under the Loan Documents; (viii) all Fixtures are permanently affixed to the Improvements and are not subject to any financing statement or security agreements covering the Fixtures, or any of them, and the costs of all Fixtures due as of the date hereof have been paid; (ix) neither the Property, nor any part thereof, has sustained, incurred or suffered any material damage or destruction; and (x) subject to the Permitted Exceptions, the Personalty is owned by Trustor, free and clear of any liens, encumbrances, mortgages, security interests, claims and rights of others.

      A2.7 Compliance with Laws. Except as otherwise revealed to Beneficiary in the Owner's Affidavit of even date herewith from Trustor to Beneficiary, the Property and the proposed and actual use thereof comply with all Laws and Restrictions and the Laws and Restrictions contain no unsatisfied conditions necessary for the actual use of the Property as it is currently used. Except as otherwise revealed to Beneficiary in the Owner's Affidavit of even date herewith from Trustor to Beneficiary, Trustor has received no notices of violations of any Laws and Restrictions.

      A2.8 Bankruptcy. No petition in bankruptcy, petition or answer seeking assignment for the benefit of creditors or appointment of a Receiver with respect to Trustor has occurred or is contemplated, and no reorganization, arrangement, liquidation or dissolution or similar relief under the Federal Bankruptcy laws or any state laws have been instituted by or against Trustor, and none is contemplated.


  A3

                              Affirmative Covenants


      Trustor hereby covenants and agrees as follows:

      A3.1 Obligations of Trustor. Trustor will (i) timely perform, or cause to be timely performed, all the Obligations; (ii) maintain and preserve the lien of this Deed of Trust; and (iii) forever warrant and defend its grant made herein against any and all claims and demands whatsoever.

      A3.2  Insurance.

           A. Trustor, at its sole cost and expense, will keep and maintain for the mutual benefit of Trustor and Beneficiary, the following policies of insurance:

                (1) Insurance against loss or damage to the Property by fire and other risks covered by insurance commonly known as the broad form of extended coverage, including losses sustained by reason of riot and civil commotion, vandalism, malicious mischief, burglary, theft and mysterious disappearance, flood (if the Property is located in a HUD designated special flood hazard area), and against such other risks or hazards as Beneficiary from time to time reasonably may designate, in an amount equal to one hundred percent (100%) of the then "full replacement cost" of the Improvements, the Fixtures and the Personalty, without deduction for physical depreciation.

                (2) Rental income insurance against loss of income in an amount not less than twelve (12) months rental and taxes and other operating expense reimbursements or payments at then-current income levels.

                (3) Commercial General Liability insurance including broad form property damage, contractual liability and personal injury or death coverage,

  with a combined single limit of at least $5,000,000.

                (4) "Builders Risk" insurance, during any material construction, repair, replacement, renovation or alteration of the Improvements, in such amounts as are reasonably approved by Beneficiary.

                (5) If applicable, boiler and machinery insurance covering boilers and other pressure vessels, the air conditioning system, high pressure piping and other machinery and equipment required for the operation of the Property.

                (6) Such other insurance, and in such amounts, as may from time to time be reasonably required by Beneficiary.

           B. Trustor shall provide Beneficiary with satisfactory evidence of compliance with applicable requirements for Worker's Compensation insurance and of employee automobile coverage.

           C. All policies of insurance required by this Deed of Trust (i) shall be satisfactory in form and substance to Beneficiary and written with companies satisfactory to Beneficiary, (ii) shall name Beneficiary as an additional insured as its interests may appear, (iii) shall contain a Standard Lender's Loss Payable endorsement and other non-contributory standard mortgagee protection clauses acceptable to Beneficiary, and at Beneficiary's option, a waiver of subrogation rights by the insurer, (iv) shall contain an agreement by the insurer that such policy shall not be amended or cancelled without at least thirty (30) days' prior written notice to Beneficiary, (v) shall be in the amount of the full replacement cost of the Improvements, without deduction for physical depreciation and (vi) shall contain such other provisions as Beneficiary deems reasonably necessary or desirable to protect its interests. Any policies containing a coinsurance clause shall include a replacement cost endorsement adequate to ensure that the coinsurance clause is rendered inoperative.

           D. In the event a blanket policy is submitted to satisfy Trustor's responsibilities under this Paragraph 3.2, in addition to such other requirements set forth herein, Trustor shall deliver to Beneficiary a certificate from such insurer indicating that Beneficiary is an insured under such policy and designating the amount of such insurance applicable to the Property.

           E. Trustor shall furnish evidence, satisfactory to Beneficiary, that (i) all insurance requirements (including, without limitation, provisions for waivers of subrogation) set forth in the Leases or any other agreements affecting the Property shall have been satisfied by each party thereto, and
  (ii) Trustor's insurance coverage is sufficient (assuming the total destruction of the Property) to permit Trustor to rebuild the Improvements (including basic tenant improvements) and to replace the Fixtures and Personalty in such manner as to enable the Property to be operable and rentable as it is currently rented and operated.

           F. Self-insurance (other than the applicable deductibles approved by Beneficiary) shall not be employed to satisfy the requirements of this Paragraph 3.2.


           G. All of Trustor's right, title and interest in and to all policies of property insurance and any unearned premiums paid thereon are hereby assigned (to the fullest extent assignable) to Beneficiary who shall have the right, but not the obligation, to assign the same to any purchaser of the Property at any foreclosure sale.

           H. Not less than thirty (30) days prior to the expiration dates of any policy previously furnished pursuant to this Paragraph 3.2, Trustor shall provide Beneficiary with duplicate originals or certified copies of the renewal policies together with evidence satisfactory to Beneficiary of Trustor's payment of the applicable premiums.

      A3.3 Maintenance, Waste and Repair. Trustor will (i) maintain the Property in good order and condition, (ii) promptly make all necessary structural and non-structural repairs and replacements to the Property, (iii) not diminish or materially alter the Improvements, nor erect any new buildings, structures or building additions on the Property, without the prior written consent of Beneficiary, and (iv) not permit any waste of the Property or make any change in the use thereof, nor do or permit to be done thereon anything, that may in any way impair the security of this Deed of Trust.

      A3.4 Impositions; Impounds. Trustor will pay when due all Impositions. Upon an Event of Default, Trustor will pay monthly to Beneficiary an amount equal to one-twelfth (1/12th) of the annual cost of Impositions together with an amount equal to the estimated next hazard and other required insurance premiums. These funds will be held by Beneficiary (and may be commingled with other funds of Beneficiary) without interest and will be released to Trustor for payment of Impositions and insurance premiums, or directly applied to such costs by Beneficiary, as Beneficiary may elect.

      A3.5 Compliance with Law. Trustor will promptly and faithfully comply with all present and future Laws and Restrictions.

      A3.6 Books and Records. Trustor, without expense to Beneficiary, will maintain full and complete books of account and other records reflecting the results of the operations of the Property in accordance with generally accepted accounting principles consistently applied, and will furnish or cause to be furnished to Beneficiary such financial information concerning the condition of the Loan Parties and the Property as Beneficiary shall reasonably request. Notwithstanding the foregoing, books and records regarding the condition of any of the Loan Parties other than Trustor may be prepared in accordance with sound accounting principles consistently applied throughout the periods covered thereby. The following information will be furnished without request:

           A. As soon as available, and in any event within thirty (30) days after the close of each fiscal quarter of each fiscal year of Trustor, a statement of revenues and expenses relating to the rentals and operations of the Property for the applicable fiscal quarter just ended, certified by Trustor;

           B. As soon as available, and in any event within ninety (90) days after the end of each fiscal year of Trustor, an annual operating statement for the Property certified by an officer of the general partner of a general partner of Trustor and a rent roll in the form delivered to Beneficiary in connection with the closing of the Loan certified by Trustor reflecting all the existing Leases.

           C.   As soon as available, and in any event within one hundred twenty
  (120) days after the end of Trustor's fiscal year, a balance sheet of Trustor, certified in a manner acceptable to Beneficiary.

      Upon Beneficiary's reasonable request, Beneficiary shall have the right, at all reasonable times and upon reasonable notice, to audit the books of account and records of Trustor and/or otherwise relating to the Property, all of which shall be made available at Trustor's office during reasonable business hours to Beneficiary and Beneficiary's representatives for such purpose, from time to time. If such audit discloses a variance of ten percent (10%) or more in income or expenses, the cost of such audit shall be paid by Trustor.

      A3.7 Further Assurances. Trustor, at any time upon the reasonable request of Beneficiary, will at Trustor's expense execute, acknowledge and deliver all such additional papers and instruments (including, without limitation, a declaration of no setoff) and all such further acts and things as may be reasonably necessary to carry out the purposes of the Loan
  Documents and to subject to the liens thereof any property intended by the terms thereof to be covered thereby and any renewals, additions, substitutions or replacements thereto.

      A3.8 Indemnity and Attorneys' Fees. Trustor will indemnify, defend, protect and hold Beneficiary harmless from and against, and shall be responsible for, any and all liability, loss, claims, damage, cost or expense (including, without limitation, reasonable attorneys' fees) that Beneficiary may or might incur hereunder, or in connection with the making or administering of the Loan, the enforcement of any of Beneficiary's rights or remedies hereunder or under the other Loan Documents, any action taken by Beneficiary hereunder or thereunder, whether or not suit is filed, or by reason or in defense of any and all claims and demands whatsoever that may be asserted against Beneficiary arising out of the Property, or any part thereof or interest therein, or as to which it becomes necessary to defend or uphold the lien of this Deed of Trust or other Loan Documents. Should Beneficiary incur any such liability, loss, claim, damage, cost or expense, the amount thereof with interest thereon at the Secondary Interest Rate shall be payable by Trustor immediately without demand, shall be secured by this Deed of Trust, and shall be part of the Indebtedness. Notwithstanding anything to the contrary contained in this Section 3.8, this indemnity shall not apply to liability, loss, claims, damage, cost or expense arising out of Beneficiary's gross negligence or willful misconduct except to the extent, and in such proportion as, such liability, loss, claims, damage, cost or expense is also caused by Trustor.

      A3.9 Litigation. Trustor will promptly give notice in writing to Beneficiary of any litigation which may reasonably be expected to result in a Material Adverse Change.

      A3.10  Inspection of Property.  Trustor hereby grants to Beneficiary, its agents, employees, consultants and contractors, the right to enter upon the Property for the purpose of making any and all inspections, reports, tests (including, without limitation, soils borings, ground water testing, wells and/or soils analysis), inquiries and reviews as Beneficiary (in its sole and absolute discretion) may deem necessary to assess the then current condition of the Property. Beneficiary shall provide Trustor with one (1) business day's notice of such entry; provided, however, that Trustor's consent shall not be required for such entry or for the performance of such tests. All costs, fees and expenses (including those of Beneficiary's legal counsel and consultants) incurred by Beneficiary with respect to such inspections, reports, tests, inquiries and reviews shall be paid by Trustor to Beneficiary upon demand, shall begin to accrue interest at the Secondary Interest Rate from the date five (5) business days after demand for payment until paid, and shall be secured by this Deed of Trust.

      A3.11 Contest. Notwithstanding the provisions of Paragraphs 3.4 and 3.5 hereof, Trustor may, at its expense, contest the validity or application of any Impositions or Laws and Restrictions by appropriate legal proceedings promptly initiated and conducted in good faith and with due diligence, provided that (i) Beneficiary is reasonably satisfied that neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, or lost as a result of such contest, and (ii) Trustor shall have posted a bond or furnished such other security as may be reasonably required from time to time by Beneficiary.

      A3.12  Tax Receipts.  Trustor will deliver to Beneficiary, within seven
  (7) days after the demand made therefor, bills showing the payment to the extent then due of all taxes, assessments (including, without limitation, those payable in periodic installments), and any Imposition that may have become a lien upon the Property or any part thereof.

      A3.13 Additional Information. Trustor will furnish to Beneficiary, within seven (7) days after written request therefor, or as soon thereafter as reasonably possible in the event seven days is not reasonably possible, any and all information that Beneficiary may reasonably request concerning the Property or the performance by Trustor of the Obligations.

      A3.14 Prepayment. Trustor may prepay the Loan only on the terms and conditions set forth in the Note and Trustor shall pay Beneficiary prepayment charges in respect of any prepayment, whether voluntary or involuntary, as required by and on the terms and conditions set forth in the Note.

      A3.15 FIRPTA Affidavit. In the event of any transfer by Trustor of its rights hereunder or of any interest in the Property otherwise permitted under this Deed of Trust, such transferee shall, as an additional condition to such transfer, under penalty of perjury, execute and deliver to Beneficiary an affidavit concerning the non-foreign status of such transferee substantially in the form required to be delivered by Trustor in connection with the funding of the Loan. Nothing in this Paragraph 3.15 shall be deemed a modification or waiver of any other provision of any of the Loan Documents limiting, prohibiting or otherwise relating to any transfer of any interest in the Property or Trustor.

      A3.16  Tax Service Contract.  Throughout the term of the Loan, at

  Trustor's sole expense, Beneficiary shall be furnished tax service contracts issued by a tax reporting agency satisfactory to Beneficiary.

      A3.17 Reimbursement. Any amount paid by Beneficiary for any tax, stamp tax, assessment, water rate, sewer rate, insurance premium, repair, rent charge, debt, claim, inspection or lien having priority over this Deed of Trust or to in any way protect the security for the Loan, shall (i) bear interest at the Secondary Interest Rate from the date of payment by Beneficiary, (ii) constitute additional indebtedness secured by this Deed of Trust, prior to any right, title or interest in or claim upon the Property attaching or accruing subsequent to the lien of this Deed of Trust, (iii) be secured by this Deed of Trust, and (iv) be payable by Trustor to Beneficiary upon demand.

      A3.18 Plans and Specifications. Trustor agrees to keep at its offices at the Property, and to make available to Beneficiary during normal business hours, "As-Built Plans and Specifications", or, if unavailable, the final set of set of plans and specifications from which the Improvements were con-structed ("As-Builts"), certified by a licensed architect or licensed contractor as true, correct and complete As-Builts for the Improvements.


  A4

                               Negative Covenants


                 Trustor hereby covenants and agrees as follows:

      A4.1 Restrictive Uses. Trustor will not initiate, join in, or consent to any change in the current use of the Property or in any zoning ordinance, private restrictive covenant, assessment proceedings or other public or private restrictions limiting or restricting the uses that may be made of the Property or any part thereof without the prior written consent of Beneficiary.

      A4.2  Due on Sale or Encumbrance.

           A. In the event that Trustor, without the prior written consent of Beneficiary (which consent may be withheld for any reason or for no reason or given upon such terms and conditions as Beneficiary deems necessary or appropriate, all within Beneficiary's absolute discretion), shall sell, convey, assign, transfer, alienate or otherwise dispose of or be divested of its title to, or, shall mortgage, convey security title to, or otherwise encumber or cause to be encumbered, the Property or any part thereof or any interest therein in any manner or way, whether voluntary or involuntary, or in the event of (a) any merger, consolidation or dissolution involving, or the sale or transfer of all or substantially all of the assets of, Trustor or any general partner of Trustor, (b) the transfer (at one time or over any period of time) of ten percent (10%) or more of the voting stock of (i) a corporate Trustor, (ii) any corporate general partner of Trustor or (iii) any corporation which is the direct or indirect owner of ten percent (10%) or more of the voting stock of Trustor or any general partner of Trustor, (c) the transfer of any general partnership interest in Trustor or in any partnership which is a direct or indirect general partner of Trustor, or (d) the conversion of any such general partnership interest to a limited partnership interest, then the entire balance of the Indebtedness, plus the Prepayment Premium (as defined in the Note), shall become immediately due and payable at the option of Beneficiary. Trustor hereby covenants not to participate in, cause or permit any of the foregoing actions or events described in this
  Section 4.2 without Beneficiary's prior written consent. Consent to one such transfer by Beneficiary shall not be deemed a waiver of the right to require such consent to further or future transfers. Any such transferee shall, as a condition of the effectiveness of any consent or waiver by Beneficiary hereunder, as a covenant of Trustor and such transferee, and in form and substance required by Beneficiary, assume all obligations under the Loan Documents and the assumption shall not, however, release Trustor, or any maker or guarantor of the Note, from any liability thereunder. This provision shall not apply to transfers of title or interest under any will or testament or applicable law of descent or to the transfer of any interest in National Property Investors, Inc., a Delaware corporation.

           B. Notwithstanding the foregoing, if no Event of Default or event which with the passage of time or the giving of notice or both would constitute an Event of Default has occurred and is continuing, Beneficiary agrees upon written request of Trustor, and following the fourth anniversary of the date of the recordation of this Deed of Trust, not to unreasonably withhold consent to a one-time transfer of the entire Property if: (i) the proposed transferee of the Property is a Person which, in the judgment of Beneficiary, has the financial capability and creditworthiness, reputation and experience (by itself or through its manager) in the ownership, operation and leasing of similar properties, equal to or greater than Trustor; (ii) at the time of transfer the Loan to Value Ratio does not exceed sixty-five percent (65%); (iii) the proposed transferee provides a minimum cash down payment equal to at least thirty-five percent (35%) of the net purchase price of the Property when purchasing the Property, (iv) Beneficiary has received thirty
  (30) days' prior written notice from Trustor of the proposed transfer; (v) as consideration for the approval of such transfer, Trustor has paid Beneficiary a sum equal to one percent (1.0%) of the then outstanding principal balance of the Loan; (vi) at Beneficiary's option, Beneficiary has received an endorsement to Beneficiary's title policy at Trustor's expense, which endorsement states that this Deed of Trust remains a first and prior lien against the Property; (vii) Debt Service Coverage is equal to or greater than
  1.50 to 1.00 and Beneficiary receives satisfactory evidence that such Debt Service Coverage will be maintained for the next succeeding twelve (12) months; (viii) the transferee expressly assumes the Obligations to be performed under the Loan Documents and the Unsecured Remediation and Indemnification Agreement pursuant to an assumption document satisfactory to Beneficiary; (ix) Beneficiary is furnished with a certified copy of the recorded transfer instruments; and (x) Trustor pays all reasonable costs and expenses incurred by Beneficiary in connection with such transfer, including, without limitation, all legal, accounting, title insurance and appraisal fees, whether or not such transfer is actually consummated.

      A4.3 Replacement of Fixtures and Personalty. Trustor will not permit any of the Fixtures or Personalty to be removed at any time from the Property without the prior written consent of Beneficiary unless actually replaced by articles of equal suitability and value owned by Trustor free and clear of any lien or security interest.


      A4.4 No Cooperative or Condominium. Trustor shall not operate the Property or permit the Property to be operated, as a cooperative or condominium building or buildings in which the tenants or occupants participate in the ownership, control, or management of the Property or any part thereof, as tenant stockholders or otherwise.

      A4.5 Partnership Agreement. Trustor, if a partnership, will not terminate, alter, modify or amend or permit the termination, alteration, modification or amendment of its Partnership Agreement without Beneficiary's prior written consent if: (i) An Event of Default has occurred and is continuing, or (ii) if such action could have a material adverse effect on Trustor, the Property or the value of Beneficiary's real property security, or
  (iii) if such action could result in a violation of any other provision of the Loan Documents, including without limitation Section 4.2 of this Deed of Trust.


  A5

                           Casualties and Condemnation


      A5.1  Insurance and Condemnation Proceeds.

           A. Trustor will notify Beneficiary in writing promptly after loss or damage caused by fire or other casualty to all or any part of the Property, and prior to the making of any repairs thereto. Trustor will furnish to Beneficiary within sixty (60) days after such loss or damage (a) preliminary plans and specifications for the repair and reconstruction of the Property (the "Preliminary Plans and Specifications"); and (b) evidence satisfactory to Beneficiary (i) of the cost of repair or reconstruction in accordance with the Preliminary Plans and Specifications, (ii) that sufficient funds are avail-able and/or committed for the benefit of Beneficiary, including insurance proceeds, funds provided by the Trustor, payment and performance bond, or otherwise, to complete such repair or reconstruction, and (iii) that such repair or reconstruction may be completed in accordance with all applicable Laws and Restrictions within the time frame described in Paragraph 5.1.C.(v) hereof and that all necessary permits and approvals have been or will be obtained. Trustor hereby unconditionally and irrevocably waives all rights of a property owner under any statute providing for the allocation of condemnation proceeds between a property owner and a lien holder.

           B. In the event an Event of Default has occurred and is continuing under any of the Loan Documents, or in the event of any damage to the Property in excess of $25,000, all insurance proceeds on account of any damage to the Property shall be payable to, and deposited with, Beneficiary. Beneficiary, at its sole option, may (i) apply such insurance proceeds in payment of the Indebtedness or in satisfaction of any other Obligation in such order as Beneficiary may determine, (ii) use such insurance proceeds to repair or reconstruct the Improvements, (iii) release such insurance proceeds to Trustor for repair or reconstruction of the Improvements in accordance with the procedures described in Paragraph 5.1.E hereof, or (iv) divide such proceeds in any manner among any such application, use or release. No such application, use or release shall, however, extend or postpone the due date of any installments under the Note or change the amount of such installments or cure or waive any Event of Default or notice of Event of Default under the Loan Documents or invalidate any act done pursuant to such notice.

           C. Notwithstanding the provisions of Paragraph 5.1.B hereof, if all or any part of the Property is damaged or destroyed or less than all of the Property is taken by any public or quasi-public authority through condemnation, eminent domain, deed in lieu thereof, or otherwise, Beneficiary shall make the net amount of all insurance proceeds and condemnation awards received by Beneficiary after deduction of Beneficiary's reasonable costs and expenses, if any, in collection of the same and costs associated with Beneficiary's review of the Preliminary Plans and Specifications and other costs associated with disbursement of such proceeds (the "Net Proceeds") available for the repair and reconstruction of the Property (or so much thereof as was not condemned) pursuant to the procedures described in Paragraph 5.1.E hereof, provided that (i) no Event of Default or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, shall have occurred and shall be continuing, (ii) Trustor has complied with the provisions of Paragraph 5.1.A hereof and Beneficiary has approved the Preliminary Plans and Specifications, (iii) Trustor shall proceed with the reconstruction of the Property as nearly as possible to the condition it was in immediately prior to the occurrence of such casualty or taking (the "Occurrence") and in accordance with the Plans and Specifications as promptly as is practicable after the Occurrence, but in no event later than three (3) months after the Occurrence, (iv) Beneficiary shall be satisfied that either Leases with an aggregate rentable square footage of ten percent (10%) or more of the total rentable square feet contained in the Property prior to the Occurrence shall not be terminated or terminable as a result of the Occurrence, or Trustor has obtained sufficient rental income insurance to cover the loss of rental income from all terminated and terminable Leases during the time required to complete reconstruction of the Property and relet all units previously occupied pursuant to such Leases, (v) Beneficiary shall be satisfied that such reconstruction can be completed no later than twelve
  (12) months after the Occurrence and at least two (2) years before the maturity of the Loan, (vi) Beneficiary shall be satisfied that the reconstruction can be completed at a cost which does not exceed the Net Proceeds, or, in the event the cost of such restoration exceeds the Net Proceeds, Trustor shall have satisfied the requirements set forth in Para-graph 5.1.F(i) hereof or Paragraph 5.1.F(ii) hereof, (vii) Beneficiary shall be satisfied that Trustor (whether with rental loss insurance proceeds or otherwise) will continue to be able to timely pay all payments as they become due on the Indebtedness during such period of repair and reconstruction,
  (viii) Trustor shall cause such reconstruction to be completed with due diligence as promptly as possible after commencement, but in no event later than twelve (12) months after the Occurrence and at least two (2) years before the maturity of the Loan, (ix) Beneficiary determines that repair or recon-struction is economically feasible and that the Loan to Value Ratio of the repaired or reconstructed Property will be 75% or less, the Debt Service Coverage will be 1.20 to 1.00 or greater and Beneficiary receives satisfactory evidence that such Debt Service Coverage will be maintained for the next succeeding twelve (12) months, and (x) Trustor shall have entered into a general construction contract acceptable in all material respects to Beneficiary for completion of the repair or reconstruction, which contract must include provision for a retainage of not less than ten percent (10%) until full completion of the repair or reconstruction.

           D. Beneficiary shall be entitled to settle and adjust all insurance claims, and Beneficiary may deduct and retain from the proceeds of any insurance the amount of all expenses incurred by Beneficiary in connection with any settlement or adjustment.

           E. The Net Proceeds and any additional funds deposited by Trustor with Beneficiary shall constitute additional security for the Loan. Trustor shall execute, deliver, file and/or record, at its own expense, such documents and instruments as Beneficiary deems necessary or advisable to grant to Beneficiary a perfected, first priority security interest in the Net Proceeds and such additional funds. Provided that Trustor is otherwise entitled to receive the Net Proceeds pursuant to the terms and provisions of this Deed of Trust, Beneficiary shall pay the Net Proceeds to Trustor from time to time during the course of the restoration, subject to the following terms and conditions:

                (1) The work, if necessary under the circumstance, or in the event any structural repair is required, shall be administered and overseen by an architect or engineer approved by Beneficiary (the "Architect"). Complete copies of the plans and specifications for the work (the "Plans and Specifications"), approved by all governmental authorities whose approval is required, and bearing the signed approval thereof by the Architect and accompanied by the Architect's signed estimate, bearing the Architect's seal, of the entire cost of completing the work, shall be delivered to Beneficiary;

                (2) Each request for payment shall be made upon seven (7) day's prior written notice to Beneficiary and shall, if necessary under the circumstance, or in the event any structural repair is required, be accompanied by a certificate to be made by the Architect stating that (i) all of the work completed has been done in compliance with the Plans and Specifications, as approved by Beneficiary, (ii) the sum requested is justly required to reimburse Trustor for payments by Trustor to, or is justly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services and materials for the work (giving a brief description of such services and materials) and, when added to all sums previously paid out by Beneficiary, does not exceed the value of the work done to the date of such certificate, and (iii) the amount of such proceeds remaining with Beneficiary are sufficient on completion of the work to pay for the same in full (giving in such reasonable detail as Beneficiary may require an estimate of the cost of such completion);

                (3) Each request shall be accompanied by waivers of lien satisfactory to Beneficiary covering that part of the work for which payment or reimbursement is being requested and, if required by Beneficiary, by a search prepared by a title company satisfactory to Beneficiary, that there has not been filed with respect to the Property any mechanics', materialmen's or other liens;

                (4) The request for any payment after the work has been completed shall be accompanied by a copy of any certificate or certificates required by any Laws and Restrictions for legal occupancy of the Improvements;


                (5) Trustor shall deliver to Beneficiary certified or photostatic copies of all permits and approvals required by any Laws and Restrictions in connection with the commencement and conduct of the work;

                (6) In the event the damage to the Property is $100,000 or more, Trustor shall deliver to Beneficiary a surety bond for and/or guaranty of the payment for and completion of the work, which bond or guaranty shall be in form and substance satisfactory to Beneficiary and in an amount no less than the Architect's estimate of the entire cost of completing the work; and

                (7) Prior to disbursement on account of the final request, the work has been substantially completed and a Notice of Completion has been recorded in the Official Records of Maricopa County, Arizona.

           F. Notwithstanding anything to the contrary contained herein or in any of the insurance policies, all proceeds paid to Trustor under such policies shall immediately be delivered to Beneficiary. If the Net Proceeds exceed the costs of completion of the restoration of the Property, such excess proceeds shall belong and be retained by and/or paid over to Beneficiary to be applied against the Indebtedness. If at any time the Net Proceeds shall not, in Beneficiary's opinion, be sufficient to pay in full the balance of the costs which will be incurred in connection with the repair and reconstruction of the Property and all payments as they come due on the Indebtedness and all other obligations which are or may be secured by a lien on the Property during the reconstruction period, Trustor shall, prior to receiving any further disbursement, either (i) complete, using its own funds and not borrowed funds, such portion of the reconstruction as shall be sufficient to render the Net Proceeds sufficient to complete the reconstruction, or (ii) deposit the deficiency with Beneficiary before any further disbursement of the Net Proceeds shall be made, which deficiency deposit shall be held by Beneficiary in an interest bearing special account and shall be disbursed on the same conditions applicable to the Net Proceeds. Beneficiary shall remit to Trustor the balance, if any, of any such deficiency deposit remaining after completion of the reconstruction.

      A5.2 Additional Provisions Relating to Condemnation. Trustor, immediately upon obtaining knowledge of the commencement of any proceedings for the condemnation of the entire Property or any material part thereof, will notify Trustee and the Beneficiary of the pendency of such proceedings. Trustee and Beneficiary may participate in any such proceedings and Trustor from time to time will deliver to Beneficiary all instruments requested by Beneficiary to permit such participation. In the event of such condemnation proceedings, the award or compensation payable is hereby assigned to and shall be paid to Beneficiary. Beneficiary shall be under no obligation to question the amount of any such award or compensation and may accept the same in the amount in which the same shall be paid. In any such condemnation proceedings Beneficiary may be represented by counsel selected by Beneficiary, the cost of such counsel to be borne by Trustor. The proceeds of any award or compensation so received shall, at the option of Beneficiary, either be applied to the prepayment of the Indebtedness or be paid over to the Trustor for restoration of the Improvements in accordance with the provisions of Paragraph 5.1.E hereof.



  A6

                  Events of Default and Remedies of Beneficiary


      A6.1  Events of Default.

           A. If one or more of the following events shall have occurred and be continuing:

                (1) Trustor shall fail to pay when due any part of the Indebtedness;

                (2) Trustor shall fail to timely observe, perform or discharge any Obligation contained in any of the Loan Documents, any agreement relating to the Property or any other loan documents with respect to the Property on its part to be performed or observed, other than as described in Paragraphs 6.1.A(1), (3), (4), (5), (6), (7) and (8), and any such failure shall remain unremedied for thirty (30) days or such lesser period as may be otherwise specified in the applicable Loan Document (the "Grace Period") after notice to Trustor of the occurrence of such failure; provided, however, that the Grace Period may be extended to ninety (90) days if: (a) Beneficiary determines in good faith that (i) such default cannot be cured within the Grace Period but can be cured within ninety (90) days, (ii) no lien or security interest created by the Loan Documents shall be impaired prior to the completion of such cure, and (iii) Beneficiary's immediate exercise of any remedies provided hereunder or by law is not necessary for the protection or preservation of the Property or Beneficiary's security interest therein, and (b) Trustor shall immediately commence and diligently pursue the cure of such default;

                (3) Trustor, as lessor or sublessor, as the case may be, shall assign the Rents (other than to Beneficiary) without first obtaining the written consent of Beneficiary;

                (4) Default by Trustor after the expiration of all applicable grace or cure periods under any agreement other than the Loan Documents to which Trustor is a party, which agreement relates to the borrowing of money by Trustor from any Person, and such default might have an adverse effect upon the value or the operation of the Property, or the security for the Loan;

                (5) Any representation or warranty made by Trustor in, under or pursuant to the Loan Documents was false or misleading in any material respect as of the date on which such representation or warranty was made or deemed remade;

                (6) (i) Any claim or lien shall be filed against the Property or any part thereof, whether or not such lien shall be prior to this Deed of Trust, which shall be maintained for a period of ninety (90) days without discharge, satisfaction or adequate bonding in accordance with the terms of this Deed of Trust; (ii) the existence of any interest in the Property other than the Permitted Exceptions, those of Trustor, Trustee, Beneficiary and any tenants in the Property; or (iii) the sale, hypothecation, conveyance or other disposition of the Property without the prior written consent of Beneficiary except as the result of the condemnation of a non-material part of the Property as set forth in Paragraph 5.1 above;

                (7) Any of the Loan Documents, at any time after their respective execution and delivery and for any reason, other than an act or omission of Beneficiary, shall cease to be in full force and effect or be declared null and void, or shall cease to constitute valid and subsisting liens and/or valid and perfected security interests in and to the Property, or Trustor shall contest or deny in writing that it has any further liability or obligation under any of the Loan Documents; or

                (8) The failure of Trustor to observe, or any breach in, the provisions of Section 4.2, above.

      THEN and in any such event Beneficiary may, by written notice delivered to Trustor, which notice specifically states the occurrence of an Event of Default, declare Trustor to be in default. Upon the occurrence of such event and the giving of such notice, the same shall constitute an event of default (an "Event of Default").

           B. It shall constitute an Event of Default hereunder without the requirement of any notice if one or more of the following events shall have occurred and be continuing:

                (1) (i) The entry of an order for relief under Title 11 of the United States Code as to Trustor, any general partner of Trustor, any parent company of such partner, or any owner of the Property or any interest therein (other than limited partners of Trustor) or the adjudication of Trustor, any general partner of Trustor, or any owner of the Property as insolvent or bankrupt pursuant to the provisions of any state insolvency or bankruptcy act;
  (ii) the commencement by Trustor, any general partner of Trustor, any parent company of such partner, or any owner of the Property or any interest therein (other than limited partners of Trustor) of any case, proceeding or other action seeking any reorganization, arrangement, composition, adjustment, liquidation, dissolution or similar relief for itself under any present or future statute, law or regulation relating to bankruptcy, insolvency, reorganization or other relief for debtors; (iii) consent to, acquiescence in or attempt to secure the appointment of any Receiver of all or any substantial part of its properties or of the Property by Trustor, any general partner of Trustor, any parent company of such partner, or any owner of the Property or any interest therein (other than limited partners of Trustor); (iv) Trustor, any general partner of Trustor, any parent company of such partner, or any owner of the Property or any interest therein (other than limited partners of Trustor) shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts or shall make a general assignment for the benefit of creditors; or (v) Trustor, any general partner of Trustor, any parent company of such partner, or any owner of the Property or any interest therein (other than limited partners of Trustor) shall take any action to authorize any of the acts set forth above; or

                (2) Any case, proceeding or other action against Trustor, any general partner of Trustor, any parent company of such partner, or any owner of Property or any interest therein (other than limited partners of Trustor) shall be commenced seeking to have an order for relief entered against such party as a debtor or seeking any reorganization, arrangement, composition, adjustment, liquidation, dissolution or similar relief for itself under any present or future statute, law or regulation relating to bankruptcy, insolvency, reorganization or other relief for debtors, or seeking the appointment of any Receiver for Trustor, any general partner thereof, any parent company of such partner, or any owner of the Property or any interest therein (other than limited partners of Trustor) or for all or any substantial part of its property or the Property, and such case, proceeding or other action remains undismissed for an aggregate of sixty (60) days (whether or not consecutive) or Trustor or such owner or general partner or parent company during the period of its ownership fails to proceed diligently during such sixty (60) day period to have such proceeding or other action dismissed.

           C. Upon the occurrence of any Event of Default, Beneficiary may at any time declare all of the Indebtedness to be due and payable and the same shall thereupon become immediately due and payable, together with any prepayment fee due in accordance with the terms of the Note, without any further presentment, demand, protest or notice of any kind. Beneficiary may in its sole discretion, also do any of the following:

                (1) in person, by agent, or by a Receiver, and without regard to the adequacy of security, the solvency of Trustor or the condition of the Property, enter upon and take possession of the Property, or any part thereof, in its own name or in the name of Trustee and do any acts which Beneficiary deems necessary to preserve the value, marketability or rentability of the Property; sue for or otherwise collect the Rents, including those past due and unpaid, and apply the same, less cost and expenses of operation and collection, including, without limitation, reasonable attorneys' fees, against the Indebtedness, all in such order as Beneficiary may determine. The entering upon and taking possession of said property, the collection of the Rents and the application thereof as aforesaid shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice;

                (2) commence an action to foreclose this Deed of Trust in the manner provided under this Deed of Trust or by law;

                (3) with respect to any Personalty, proceed as to both the real and personal property in accordance with Beneficiary's rights and remedies in respect of the Land, or proceed to sell said Personalty separately and without regard to the Land and the Improvements in accordance with Beneficiary's rights and remedies as to personal property (any proceeds of any such sale shall not cure any Event of Default or reinstate any Indebtedness for purposes of A.R.S. Section 33-813); or;

                (4) deliver to Trustee a written declaration of default and demand for sale, and a written notice of default and election to cause the Property to be sold, which notice Trustee or Beneficiary shall cause to be duly filed for record.

      A6.2  Power of Sale.

           A. Should Beneficiary elect to foreclose by exercise of the power of sale herein contained, Beneficiary shall also deposit with Trustee this

  Deed of Trust and such receipts and evidence of expenditures made and secured hereby as Trustee may require, and notice of default having been given as then required by law, and after lapse of such time as may then be required by law, after recordation of such notice of default, Trustee, without demand on Trustor, shall, after notice of sale having been given as required by law, sell the Property at the time and place of sale fixed by it in said notice of sale, either as a whole or in separate parcels as Beneficiary shall determine, and in such order as Beneficiary may determine, at public auction to the highest bidder. Beneficiary may, in its sole discretion, designate the order in which the Property shall be offered for sale or sold through a single sale or through two or more successive sales, or in any other manner Beneficiary deems to be in its best interest. If Beneficiary elects more than one sale or other disposition of the Property, Beneficiary may at its option cause the same to be conducted simultaneously or successively, on the same day or at such different days or times and in such order as Beneficiary may deem to be in its best interest, and no such sale shall terminate or otherwise affect the lien of this Deed of Trust on any part of the Property not then sold until all Indebtedness secured hereby has been fully paid. If Beneficiary elects to dispose of the Property though more than one sale, Trustor shall pay the costs and expenses of each such sale of its interest in the Property and of any proceedings where the same may be made. Trustee may postpone sale of all or any part of the Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement, and without further notice make such sale at the time fixed by the last postponement; or Trustee may, in its discretion, give a new notice of sale. Beneficiary may rescind any such notice of default at any time before Trustee's sale by executing a notice of rescission and recording the same. The recordation of such notice shall constitute a cancellation of any prior declaration of default and demand for sale and of any acceleration of maturity of Indebtedness affected by any prior declaration or notice of default. The exercise by Beneficiary of the right of rescission shall not constitute a waiver of any default then existing or subsequently occurring, or impair the right of Beneficiary to execute other declarations of default and demand for sale, or notices of default and of election to cause the Property to be sold, nor otherwise affect the Note or this Deed of Trust, or any of the rights, obligations or remedies of Beneficiary or Trustee hereunder or thereunder. After sale Trustee shall deliver to such purchaser its deed conveying the property so sold, but without any covenant or warranty, express or implied. Any such deed shall be conclusive evidence in favor of purchasers and encumbrances for value and without notice, and that all requirements of law were met relating to the exercise of the power of sale and the Trustee's sale of the Property conveyed by such deed. Knowledge of the Trustee shall not be imputed to the Beneficiary. Any Person, including, without limitation, Trustor, Trustee or Beneficiary, may purchase at such sale. If allowed by law, Beneficiary, if it is the purchaser, may turn in the Note at the amount owing therein toward payment of the purchase price (or for endorsement of the purchase price as a payment on the Note if the amount owing thereon exceeds the purchase price). Trustor hereby expressly waives any right of redemption after sale that Trustor may have at the time of sale or that may apply to the sale.

           B. Trustee, upon such sale, shall make (without any covenant or warranty, express or implied), execute and after due payment made, deliver to the purchaser, its heirs or assigns, a deed or other record of interest, as the case may be, in and to the property so sold that shall convey to the purchaser all the title and interest of Trustor in the Property (or part thereof sold), and shall apply the proceeds of such sale in payment to the extent permitted under applicable law, first, of the cost and expenses of exercising the power of sale and such sale together with the reasonable expenses of the trust, including, without limitation, trustee's fees and attorneys' fees reasonably incurred, that shall become due upon any default made by Trustor, and also such sums, if any, as Trustee or Beneficiary shall have paid for procuring a search of the title to the Property, or any part thereof, subsequent to the execution of this Deed of Trust; and in payment, second, of the Indebtedness then remaining unpaid, and the amount of all other monies with interest thereon agreed or provided to be paid by Trustor; and the balance or surplus of such proceeds of sale Trustee shall pay to the junior lien holder or encumbrancers in order of their priority, and then to Trustor, its successors or assigns as their interest may appear.

      A6.3 Proof of Default. In the event of a sale of the Property, or any part thereof, and the execution of a deed therefor, the recital therein of default, and of recording notice of default and election of sale, and of the elapsing of the required time (if any) between the foregoing recording and the following notice, and of the giving of notice of sale, and of a demand by Beneficiary, or its successors or assigns, that such sale should be made, shall be conclusive proof of such default, recording, election, elapsing of time, and of the due giving of such notice, and that the sale was regularly and validly made on due and proper demand by Beneficiary, its successors or assigns. Any such deed or deeds with such recitals therein shall be effective and conclusive against Trustor, its successors and assigns, and all other Persons. The receipt for the purchase money recited or contained in any deed executed to the purchaser as aforesaid shall be sufficient to discharge such purchaser from all obligations to see to the proper application of the purchase money.

      A6.4 Protection of Security. If an Event of Default shall have occurred and be continuing, then Beneficiary or Trustee, but without obligation so to do and without notice to or demand upon Trustor and without releasing Trustor from any obligations or defaults hereunder, may, and Trustor hereby constitutes and appoints Beneficiary as Trustor's true and lawful attorney, coupled with an interest, with full power of substitution, in the name, place and stead of Trustor, to: (i) perform any act in such manner and to such extent as either may deem necessary to protect the security hereof, Beneficiary and Trustee being authorized to enter upon the Property for such purpose; (ii) appear in and defend any action or proceeding purporting to affect, in any manner whatsoever, the obligations or the Indebtedness, the security hereof or the rights or powers of Beneficiary or Trustee; (iii) pay, purchase or compromise any encumbrance, charge or lien that in the judgment of Beneficiary or Trustee is prior or superior hereto; and (iv) in exercising any such powers, pay necessary expenses, employ counsel and pay reasonable attorneys' fees. Trustor agrees that all sums expended by Trustee or Beneficiary pursuant to this paragraph, together with interest at the Secondary Interest Rate from the date of expenditure by Beneficiary, shall be added to the principal amount of the Indebtedness secured by the Loan Documents and this Deed of Trust and shall be payable by Trustor to Beneficiary upon demand.


      A6.5 Receiver. If an Event of Default shall have occurred and be continuing, Beneficiary, as a matter of strict right and without notice to Trustor or anyone claiming under Trustor, and without regard to the then value of the Property, shall have the right to apply ex parte to any court having jurisdiction to appoint a Receiver to enter upon and take possession of the Property, and Trustor hereby waives notice of any application therefor, provided a hearing to confirm such appointment with notice to Trustor is set within the time required by law. Any such Receiver shall have all the powers and duties of Receivers in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided in this Deed of Trust, and shall continue as such and exercise all such powers until the date of confirmation of sale, unless such receivership is sooner terminated.

      A6.6 Remedies Cumulative. All remedies of Beneficiary provided for herein are cumulative and shall be in addition to any and all other rights and remedies provided in the other Loan Documents or by law, including, without limitation, any right of offset. The exercise of any right or remedy by Beneficiary hereunder shall not in any way constitute a cure or waiver of default hereunder or under the Loan Documents, or invalidate any act done pursuant to any notice of default, or prejudice Beneficiary in the exercise of any of its rights hereunder or under the Loan Documents.

      A6.7 Curing of Defaults. If Trustor shall at any time fail to perform or comply with any of the terms, covenants and conditions required on Trustor's part to be performed and complied with under this Deed of Trust, any of the other Loan Documents or any other agreement that, under the terms of this Deed of Trust, Trustor is required to perform, then Beneficiary, and without waiving or releasing Trustor from any of the Obligations, may, in its sole discretion:

                          (i) make any payments thereunder payable by Trustor and take out, pay for and maintain any of the insurance policies provided for therein; and/or

                          (ii) after the expiration of any applicable grace period and subject to Trustor's rights to contest certain obligations specifically granted hereby, perform any such other acts thereunder on the part of Trustor to be performed and enter upon the Property for such purpose.

  All sums so paid out of Beneficiary's own funds and all reasonable costs and expenses incurred and paid by Beneficiary in connection with the performance of any such act, together with interest on unpaid balances thereof at the Secondary Interest Rate from the respective dates of Beneficiary's making of each such payment, shall be added to the principal of the Indebtedness, shall be secured by the Loan Documents and by the lien of this Deed of Trust, prior to any right, title or interest in or claim upon the Property attaching or accruing subsequent to the lien of this Deed of Trust, and shall be payable by Trustor to Beneficiary on demand.


  A7

                      Security Agreement and Fixture Filing



      A7.1 Grant of Security Interest. Trustor hereby grants to Beneficiary a security interest in and to all Trustor's right, title and interest now owned or hereafter acquired in and to the Personalty and the Fixtures (collectively, the "Collateral").

      A7.2 Remedies. This Deed of Trust constitutes a security agreement with respect to the Collateral in which Beneficiary is hereby granted a security interest. In addition to the rights and remedies provided under this Deed of Trust, Beneficiary shall have all of the rights and remedies of a secured party under the Arizona Uniform Commercial Code as well as all other rights and remedies available at law or in equity. Trustor hereby agrees to execute and deliver on demand and irrevocably constitutes and appoints Beneficiary the attorney-in-fact of Trustor, coupled with an interest, with full power of substitution, to, at Trustor's expense, execute, deliver and, if appropriate, to file with the appropriate filing officer or office such security agreements, financing statements, continuation statements or other instruments as Beneficiary may request or require in order to impose, perfect or continue the perfection of the lien or security interest created hereby. Upon the occurrence of any Event of Default, Beneficiary shall have (i) the right to cause any of the Collateral which is personal property to be sold at any one or more public or private sales as permitted by applicable law and to apply the proceeds thereof to the Indebtedness or any other monetary obligation of Trustor to Beneficiary, and (ii) the right to apply to the Indebtedness or any other monetary obligation of Trustor to Beneficiary, any Collateral which is cash, negotiable documents or chattel paper. Any such disposition may be conducted by an employee or agent of Beneficiary or Trustee. Any Person, including, without limitation, both Trustor and Beneficiary, shall be eligible to purchase any part or all of such Personalty at any such disposition.

      A7.3 Expenses. Expenses of retaking, holding, preparing for sale, selling or the like pertaining to the Collateral shall be borne by Trustor and shall include Beneficiary's and Trustee's reasonable attorneys' fees and legal expenses. Trustor, upon demand of Beneficiary shall assemble the Collateral and make it available to Beneficiary at the Property, a place which is hereby deemed to be reasonably convenient to Beneficiary and Trustor. Beneficiary shall give Trustor at least ten (10) days' prior written notice of the time and place of any public sale or other disposition of the Collateral or of the time after which any private sale or any other intended disposition is to be made. Any such notice sent to Trustor in the manner provided for the mailing of notices herein is hereby deemed to be reasonable notice to Trustor.

      A7.4 Fixture Filing. This Deed of Trust constitutes a financing statement filed as a fixture filing in the Official Records of the County Recorder of the county in which the Land is located with respect to any and all Fixtures included within the term "Property" as used herein and with respect to any goods, Personalty or other personal property that may now be or hereafter become Fixtures.

      A7.5 Waivers. Trustor waives (a) any right to require Beneficiary to (i) proceed against any Person, (ii) proceed against or exhaust any Collateral or
  (iii) pursue any other remedy in its power; and (b) any defense arising by reason of any disability or other defense of Trustor or any other Person, or by reason of the cessation from any cause whatsoever of the liability of Trustor or any other Person. Until the Indebtedness shall have been paid in full and Obligations performed in full, Trustor shall not have any right to subrogation, and Trustor waives any right to enforce any remedy which Beneficiary now has or may hereafter have against Trustor or against any other Person and waives any benefit of and any right to participate in any Collateral or security whatsoever now or hereafter held by Beneficiary.


  A8

                               Assignment of Rents


      A8.1 Assignment of Rents. Trustor absolutely and unconditionally assigns and transfers the Rents to Beneficiary, whether now due, past due or to become due, and gives to and confers upon Beneficiary the right, power and authority to collect such Rents, and apply the same to the Indebtedness. Trustor irrevocably appoints Beneficiary its agent to, at any time, demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, either in the name of Trustor or in the name of Beneficiary, for all such Rents. Neither the foregoing assignment of Rents to Beneficiary nor the exercise by Beneficiary of any of its rights or remedies under this Deed of Trust shall be deemed to make Beneficiary a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Property or the use, occupancy, enjoyment or operation of all or any part thereof, unless and until Beneficiary, in person or by its own agent, assumes actual possession thereof, nor shall appointment of a Receiver for the Property by any court at the request of Beneficiary or by agreement with Trustor or the entering into possession of the Property or any part thereof by such Receiver be deemed to make Beneficiary a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Property or the use, occupancy, enjoyment or operation of all or any part thereof.

      A8.2 Collection of Rents. Notwithstanding anything to the contrary contained herein or in the Note, so long as no Event of Default shall occur, Trustor shall have a license, revocable upon the occurrence of an Event of Default or, if an Event of Default shall have occurred, so long as such Event of Default shall not have been waived by Beneficiary, to collect all Rents, and to first apply same to the Indebtedness as and when due and thereafter to retain, use and enjoy the same and to otherwise exercise all rights with respect thereto, subject to the terms hereof. Upon the occurrence of an Event of Default, Beneficiary shall have the right, on written notice to Trustor, to terminate and revoke the license hereintofore granted to Trustor and shall have the complete right and authority then or thereafter to exercise and enforce any and all of its rights and remedies provided herein or by law or at equity.


  A9

                                  Miscellaneous



      A9.1 Successor Trustee. Beneficiary may remove Trustee or any successor trustee at any time or times and appoint a successor trustee by recording a written substitution in the county where the Property is located, or in any other manner permitted by law.

      A9.2 Change of Law. In the event of the passage, after the date of this Deed of Trust, of any law deducting from the value of the Property, for the purposes of taxation, any lien thereon, or changing in any way the laws now in force for the taxation of mortgages, deeds of trust, or debts secured by mortgage or deed of trust (other than laws imposing taxes on income), or the manner of the collection of any such taxes so as to materially affect the anticipated yield of Beneficiary as holder of the Note and/or Beneficiary under this Deed of Trust, the Indebtedness plus any applicable prepayment charges shall become due and payable at the option of Beneficiary exercised by thirty (30) days' notice to Trustor unless Trustor, within such thirty (30) day period shall, if permitted by law, assume the payment of any tax or other charge so imposed upon Beneficiary for the period remaining until full payment by Trustor of the Indebtedness.

      A9.3 No Waiver. No waiver by Beneficiary of any default or breach by Trustor hereunder shall be implied from any omission by Beneficiary to take action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default expressly referenced in the waiver and such waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant, term or condition contained herein shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by Beneficiary to or of any act by Trustor requiring further consent or approval shall not be deemed to waive or render unnecessary the consent or approval to or of any subsequent similar act.

      A9.4 Abandonment. Subject to such chattel mortgages, security agreements or other liens on title as may exist thereon with the consent of Beneficiary, or any provided for herein, any and all Personalty that upon foreclosure of the Property is owned by Trustor and is used in connection with the operation of the Property shall be deemed at the option of Beneficiary to have become on such date a part of the Property and abandoned to Beneficiary in its then condition.

      A9.5 Notices. All notices, demands, requests, consents, statements, satisfactions, waivers, designations, refusals, confirmation or denials that may be required or otherwise provided for or contemplated under the terms of this Deed of Trust shall be in writing, and shall be deemed to have been properly given (i) upon delivery, if delivered in person, or by facsimile transmission with receipt acknowledged (such facsimile transmission to be followed by delivery pursuant to one of the methods described in the following clauses ii and iii), (ii) one business day after having been deposited for overnight delivery with Federal Express or another comparable overnight courier service, or (iii) three business days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, addressed as follows:


      If to Trustor:

      Century Properties Fund XIX
      c/o National Property Investors, Inc.
      100 Jericho Quadrangle, Suite 214
      Jericho, New York 11753

      If to Trustee:

      Transamerica Title Insurance Company
      234 North Central Avenue, Suite 670
      Phoenix, Arizona  85004

      If to Beneficiary:

      The Prudential Insurance Company of America
      2029 Century Park East
      Suite 3700
      Los Angeles, California  90067

      Attention:  Regional Counsel

  or addressed to each respective party at such other address as such party may from time to time designate by written notice to the other parties given in the manner aforesaid.

      A9.6 Severability. If any term, provision, covenant or condition hereof or any application thereof should be held by a court of competent jurisdiction to be invalid, void or unenforceable, in whole or in part, all terms, provisions, covenants and conditions hereof and all applications thereof not held invalid, void or unenforceable shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

      A9.7 Joinder of Foreclosure. Should Beneficiary hold any other or additional security for the payment of the Indebtedness or performance of the Obligations, its sale or foreclosure, upon any default in such payment or performance, in the sole discretion of Beneficiary, may be prior to, subsequent to, or joined or otherwise contemporaneous with any sale or foreclosure hereunder. In addition to the rights herein specifically conferred, Beneficiary, at any time and from time to time, may exercise any right or remedy now or hereafter given by law to beneficiaries under deeds of trust generally, or to the holders of any obligations of the kind hereby secured.

      A9.8 Governing Law. The parties expressly agree that this Deed of Trust (including, without limitation, all questions regarding permissible rates of interest) shall be governed by and construed in accordance with the laws of the state in which the Land is located, without regard to the choice of law rules of that state.

      A9.9 Subordination. At the option of Beneficiary, this Deed of Trust shall become subject and subordinate in whole or in part (but not with respect to priority of entitlement to any insurance proceeds, damages, awards, or compensation resulting from damage to the Property or condemnation or exercise of power of eminent domain), to any and all contracts of sale and/or any and all Leases upon the execution by Beneficiary and recording thereof in the Official Records of the County in which the Land is located of a unilateral declaration to that effect. Beneficiary may require the issuance of such title insurance endorsements to the Title Policy in connection with any such subordination as Beneficiary, in its reasonable judgment, shall determine are appropriate, and Trustor shall be obligated to pay any cost or expense incurred in connection with the issuance thereof.

      A9.10 Further Advances. Upon the request of Trustor or its permitted successors in ownership of the Property, Beneficiary may hereafter, at its option, at any time before full payment of the Indebtedness, make further advances to Trustor or said successors, and the same, with interest and late charges, shall be secured by this Deed of Trust; provided, however, that the amount of principal secured by this Deed of Trust and remaining unpaid, shall not at the time of and including any such advance exceed the original principal sum secured hereby; and provided further that if Beneficiary, at its option, shall make a further advance or advances as aforesaid, Trustor or said successors in ownership agree to execute and deliver to Beneficiary (i) a note to evidence the same, payable on or before the maturity of the Indebtedness secured hereby and bearing such other terms as Beneficiary shall require, and
  (ii) satisfactory evidence that after such advance this Deed of Trust will secure such advance and continue to constitute a valid first mortgage lien on the Property subject only to the Permitted Exceptions.

      A9.11 Waiver of Statute of Limitations and Rights to Trial by Jury. The pleading of any statute of limitations as a defense to any and all obligations secured by this Deed of Trust and the right to a jury trial in any action under or relating to the Loan Documents is hereby waived, to the fullest extent allowed by law.

      A9.12 Entire Agreement. The Loan Documents and the Unsecured Remediation and Indemnification Agreement set forth the entire understanding between Trustor and Beneficiary relative to the Loan and the same shall not be amended except by a written instrument duly executed by each of Trustor and Beneficiary. Any and all previous representations, warranties, agreements and understandings between or among the parties regarding the subject matter of the Loan or the Loan Documents, whether written or oral, are superseded by this Deed of Trust and the other Loan Documents. The foregoing notwithstanding, the terms and the conditions of the Application shall survive the funding of the Loan but in the event of any conflict between the provisions of the Application and any of the other Loan Documents or the Unsecured Remediation and Indemnification Agreement, except as otherwise specifically provided herein, the terms of such other Loan Documents and the Unsecured Remediation and Indemnification Agreement shall control.

      A9.13 References to Foreclosure. References in this Deed of Trust to "foreclosure" and related phrases shall be deemed references to the appropriate procedure in connection with Trustee's private power of sale as well as any judicial foreclosure proceeding or a conveyance in lieu of foreclosure.

      A9.14 Rights of Beneficiary and Trustee. At any time or from time to time, without liability therefor and without notice, and without releasing or otherwise affecting the liability of any person for payment of any Indebtedness (i) Beneficiary at its sole discretion and only in writing may extend the time for, or release any Person now or hereafter liable for, payment of any or all such Indebtedness, or accept or release additional security therefor, or subordinate the lien or charge hereof, or (ii) Trustee upon written request of Beneficiary and presentation of the Note, any additional notes secured by this Deed of Trust and this Deed of Trust for endorsement may reconvey any part of the Property, consent to the making of any map or plat thereof, join in granting any easement thereon, or join in any such agreement of extension or subordination. Upon written request of Beneficiary and surrender of the Note, any additional notes secured by this Deed of Trust and this Deed of Trust to the Trustee for cancellation, and upon payment to Trustee of its fees and expenses, Trustee shall reconvey without warranty the remaining Property. The recitals in any reconveyance shall be conclusive proof of the truthfulness thereof and the grantee in any reconveyance may be described as "the person or persons legally entitled thereto."

      A9.15  Copies.  Trustor will promptly give to Beneficiary copies of all
  (i) notices of violation relating to the Property that Trustor receives from any governmental agency or authority, and (ii) notices of default that Trustor shall give or receive under any agreement that Trustor covenants to perform hereunder, including, without limitation, notices of default relating to the Property that Trustor receives under any agreement relating to the borrowing of money by Trustor or from any Person.

      A9.16 No Merger. So long as any of the Indebtedness shall remain unpaid or Trustor shall have any further obligation under the Loan Documents, unless Beneficiary shall otherwise consent in writing, the fee estate of Trustor in the Property or any part thereof shall not merge, by operation of law or otherwise, with any leasehold or other estate in the Property or any part thereof, but shall always be kept separate and distinct therefrom, notwithstanding the union of said fee estate and such leasehold or other estate in Trustor or any other Person.

      A9.17 Right of Entry. In addition to the rights granted to Beneficiary under Paragraph 3.10 hereof, Beneficiary may enter at any reasonable time upon any part of the Property for the purpose of performing any of the acts Beneficiary is authorized to perform under the terms of this Deed of Trust or of any of the other Loan Documents. Trustor agrees to cooperate with Beneficiary to facilitate such entry. Beneficiary shall provide Trustor with one (1) day's notice of such entry; provided, however, that Trustor's consent shall not be required for such entry or for the performance of such acts.

      A9.18 Performance by Trustor. Trustor will faithfully perform each and every Obligation to be performed by Trustor under any lien or encumbrance, including, without limitation, mortgages, deeds of trust, leases, declarations or covenants, conditions and/or restrictions and other agreements which affect the Property. If Trustor fails to do so, Beneficiary, without demand or notice, may do any or all things necessary to perform the Obligations of Trustor under the pertinent instrument.

      A9.19 Personalty Security Instruments. Trustor covenants and agrees that if Beneficiary at any time holds additional security for any obligations secured hereby, it may enforce the terms thereof or otherwise realize upon the same, at its option, either before or concurrently herewith or after a sale is made hereunder, and may apply the proceeds upon the Indebtedness secured hereby without affecting the status of or waiving any right to exhaust all or any other security, including the security hereunder, and without waiving any breach or default or any right or power whether exercised hereunder, and without waiving any breach or default or any right or power whether exercised hereunder or contained herein or in any such other security.

      A9.20 Suits to Protect Property. Trustor covenants and agrees to appear in and defend any action or proceeding purporting to affect the security of the Deed of Trust, or of any additional or other security for the Obligations, the interest of Beneficiary or the rights, powers and duties of Trustee hereunder; and to pay all costs and expenses, including, without limitation, costs of evidence of title and reasonable attorneys' fees, in any action or proceeding in which Beneficiary and/or Trustee may appear or be made a party, including, without limitation, foreclosure or other proceedings commenced by those claiming a right to any part of the Property in any action to partition or condemn all or part of the Property, whether or not pursued to final judgment, and in any exercise of the power of sale contained herein, whether or not the sale is actually consummated. Trustee agrees that in any such action or proceeding in which Beneficiary is made a party, Beneficiary may at its option defend such action, and all costs of such defense, including all court costs and reasonable attorneys' fees, shall be borne and paid by Trustor.

      A9.21 Junior Liens. Trustor represents and warrants that as of the date hereof there are no encumbrances to secure debt junior to this Deed of Trust and covenants that there are to be none as of the date when this Deed of Trust becomes of record.

      A9.22 Charges for Statements. Trustor agrees to pay Beneficiary's charge, up to the maximum amount permitted by law, for any statement regarding the obligations secured by this Deed of Trust requested by Trustor or on its behalf.

      A9.23 Usury. In the event, and only in the event, that the usury laws of the State of Arizona are applied with respect to the Loan or the Indebtedness, all fees, charges, goods, things in action or any other sums or things of value including any contractual obligations, other than interest resulting from the Interest Rate (as defined in the Note) or the Secondary Interest Rate (collectively, the "Additional Sums") paid or payable by Trustor to Beneficiary, whether pursuant to the Note or otherwise with respect to the Loan or the Indebtedness, or with respect to this Deed of Trust or any of the other Loan Documents which, under the laws of the State of Arizona may be deemed to be interest with respect to such Loan or the Indebtedness, shall, for the purpose of any laws of the State of Arizona which may limit the maximum rate of interest to be charged with respect to such Loan or the Indebtedness, be payable by Trustor as, and shall be deemed to be, additional interest, and for such purposes only, the agreed upon and "contracted rate of interest" described above shall be deemed to be increased to the rate of interest resulting from the Additional Sums. If any interest or other charges are ever deemed to exceed the maximum amount permitted by law, then: (a) the amount of interest or charges payable under the Note and/or hereunder by

  Trustor shall be reduced to the maximum amount permitted by law; and (b) any excess amount previously collected from Trustor which exceeded the maximum amount permitted by law will be credited against the outstanding principal balance of the Loan. If such principal balance has already been paid, the excess amount paid will be refunded to Trustor.

      A9.24 Publicity. Trustor hereby agrees that Beneficiary, at its expense, may publicize the financing of the Property.

      A9.25 Information Reporting Under IRC Section 6045(e). Any information returns or certifications that must be filed with the Internal Revenue Service and/or provided to other parties, pursuant to Internal Revenue Code Section 6045(e) shall be prepared, filed by and sent to the appropriate parties by Trustor. To the extent permitted by law, Beneficiary shall have no responsibility to perform such services; provided however, upon demand Trustor shall reimburse Beneficiary for any costs incurred by Beneficiary in doing so and shall also pay such fee as Beneficiary may reasonably and lawfully request. Beneficiary shall, where requested by Trustor, promptly supply Trustor with all information pertaining to Beneficiary reasonably required by Trustor to prepare and file any such return or certification. Trustor shall indemnify Beneficiary and defend, protect and hold Beneficiary harmless from and against, and shall be responsible for, all loss, cost, damage and expense (including, without limitation, attorneys' fees and costs incurred in the investigation, defense and settlement of claims) that Beneficiary may incur, directly or indirectly, as a result of or in connection with the assertion against Beneficiary of any claim relating to the failure of Trustor to comply with its obligations under this Paragraph.

      A9.26  ERISA.

           A. Beneficiary represents and warrants to Trustor that, as of the date of the recording of this Deed of Trust, the source of funds from which Beneficiary extends the Loan is its general account, which is subject to the claims of its general creditors under state law. For so long as The Prudential Insurance Company of America is the Beneficiary hereunder, it shall not allocate all or any portion of the Loan to any separate account other than its general account.

           B. Trustor represents and warrants to Beneficiary that, as of the date of this Deed of Trust and throughout the term of the Loan (i) Trustor is not an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA, and (ii) the assets of Trustor do not constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101.

           C. Trustor represents and warrants to Beneficiary that, as of the date of this Deed of Trust (i) Trustor is not a "governmental plan" within the meaning of Section 3(32) of ERISA and (ii) transactions by or with Trustor are not subject to state statutes regulating investment of and fiduciary obligations with respect to governmental plans.

           D. Trustor covenants and agrees to deliver to Beneficiary such certifications or other evidence from time to time throughout the term of the

  Loan, as requested by Beneficiary in its sole discretion, that (i) Trustor is not an "employee benefit plan" or a "governmental plan"; and (ii) Trustor is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

                (1) Equity interests in Trustor are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2);

                (2) Less than twenty-five percent (25%) of all equity interests in Trustor are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2);

                (3) Trustor qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c) or (e); or

                (4) No equity interest in Trustor is held directly or indirectly by an employee benefit plan subject to ERISA.

           E. Any of the following shall constitute an Event of Default entitling Beneficiary to exercise any and all remedies to which it may be entitled under the Loan Documents: (i) the failure of any representation or warranty made by Trustor under this Paragraph 9.26 to be true and correct in all respects, (ii) the failure of Trustor to provide Beneficiary with the written certifications and evidence referred to above, or (iii) the consummation by Trustor of a transaction which would cause the Deed of Trust or any exercise of Beneficiary's rights under the Loan Documents to constitute a non-exempt prohibited transaction under ERISA or a violation of a state statute regulating governmental plans, subjecting Beneficiary to liability for violation of ERISA or such state statute.

           F. Trustor shall indemnify, protect and defend and hold Beneficiary harmless from and against, and shall be responsible for, all loss, cost, damage and expense (including, without limitation, attorneys' fees and costs incurred in the investigation, defense and settlement of claims and losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Beneficiary's sole discretion) that Beneficiary may incur, directly or indirectly, as a result of a default under Paragraph 9.26.E hereof. This indemnity shall survive any termination, satisfaction or foreclosure of the Deed of Trust.

           G. Anything in Paragraph 4.2 hereof or elsewhere in this Deed of Trust to the contrary notwithstanding, no sale, assignment or transfer of any direct or indirect interest in Trustor shall be permitted which would negate Trustor's representations in this Paragraph 9.26 or cause this Deed of Trust (or any exercise of Beneficiary's rights under the Loan Documents) to constitute a violation of any provision of ERISA or of any applicable state statute regulating a governmental plan, as determined in the sole discretion of Beneficiary.

           H. Anything in Paragraph 4.2 hereof or elsewhere in this Deed of Trust to the contrary notwithstanding, no direct or indirect transfer of the

  Property or any interest therein including a junior lien or leasehold interest, shall be permitted which would cause this Deed of Trust (or any exercise of Beneficiary's rights under the Loan Documents) to constitute a violation of ERISA or any applicable state statute regulating a governmental plan, as determined in the sole discretion of Beneficiary.

           I. Anything in this Deed of Trust to the contrary notwithstanding, not less than fifteen (15) days before consummation of a transfer of title to the Property or of an interest in Trustor, or of any direct or indirect right, title or interest in either of them, or of the placing of any lien or encumbrance on the Property, Trustor shall obtain from the proposed transferee or lienholder a representation to Beneficiary in form and substance satisfactory to Beneficiary that Paragraph 9.26.D hereof will be true after the transfer; and further provided that any proposed lienholder agrees that any direct or indirect transfer of its lien or any interest herein will be governed by this Paragraph 9.26.

      A9.27 Defense and Indemnity Rights. Whenever, under any Loan Document, Trustor is obligated to indemnify and/or defend Beneficiary, or Trustor is obligated to defend or prosecute any action or proceeding, then Beneficiary shall have the right of counsel of Beneficiary's choice reasonably exercised, and all costs and expenses incurred by Beneficiary in connection with such participation (including, without limitation, reasonable attorneys' fees) shall be reimbursed by Trustor to Beneficiary immediately upon demand. In addition, Beneficiary shall have the right to approve any counsel retained by Trustor in connection with the prosecution or defense of any such action or proceeding by Trustor. Trustor shall give notice to Beneficiary of the initiation of all proceedings prosecuted or required to be defended by Trustor, or which are subject to Trustor's indemnity obligations, under this Deed of Trust, promptly after the receipt by Trustor of notice of the exist-ence of any such proceeding, but in no event later than five (5) days thereafter. All costs or expenses required to be reimbursed by Trustor to Beneficiary hereunder shall, if not paid when due as herein specified, bear interest at the Secondary Interest Rate. As used herein, "proceeding" shall include litigation (whether by way of complaint, answer, cross-complaint, counter claim or third party claim), arbitration and administrative hearings or proceedings.

      A9.28 Destruction of Note. Trustor shall, if the Note is mutilated or destroyed by any cause whatsoever, or otherwise lost or stolen and regardless of whether due to the act or neglect of Beneficiary or Trustee, execute and deliver to Beneficiary in substitution therefor a duplicate promissory note containing the same terms and conditions as the Note, within ten (10) days after Beneficiary notifies Trustor of any such mutilation, destruction, loss or theft of the Note. Any new promissory note executed and delivered hereunder shall be in full substitution for the Note, shall not constitute any new or additional indebtedness of Trustor to Beneficiary, shall constitute solely a substitute evidence of the indebtedness evidenced by the original Note, and shall not affect in any manner the priority of this Deed of Trust, or any other document or instrument executed in connection with or evidencing or securing the Indebtedness under the Note. Failure or delay by Beneficiary to notify Trustor hereunder shall not affect in any manner Trustor's liability for the Indebtedness under the Note or Trustor's obligation to execute a new promissory note hereunder; and Trustor's failure to execute a new promissory note on Beneficiary's request hereunder shall likewise not affect Trustor's liability for the indebtedness under the Note.

      A9.29 Trustor, Beneficiary and Trustee Defined. As used in this Deed of Trust, "Trustor" includes the original signators of this Deed of Trust as Trustor, and its successors and assigns; the term "Beneficiary" means the Beneficiary named herein or any future owner or holder, including pledgee and participants, of any note, notes or instrument secured hereby, or any participation therein; and "Trustee" includes the original Trustee under this Deed of Trust and its successors and assigns.

      A9.30 Rules of Construction. When the identity of the parties or other circumstances make appropriate, the masculine gender shall include the feminine and/or neuter, and the singular number shall include the plural. Specific enumeration of rights, powers and remedies of Trustee and Beneficiary and of acts which they may do and of acts Trustor must do or not do shall not exclude or limit the general. The headings of each Article and Paragraph are for information and convenience and do not limit or construe the contents of any provision hereof. The provisions of this Deed of Trust, all other Loan Documents and the Unsecured Remediation and Indemnification Agreement shall be construed as a whole according to their common meaning, not strictly for or against any party and consistent with the provisions herein contained, in order to achieve the objectives and purposes of such documents. Each party and its counsel has reviewed and revised the Loan Documents and the Unsecured Remediation and Indemnification Agreement and agree that the normal rule of construction to the effect that any ambiguities to be resolved against the drafting party shall not be employed in the interpretation of such document. The use in this Deed of Trust, all other Loan Documents and the Unsecured Remediation and Indemnification Agreement of the words "including," "such as," or words of similar import, when following any general term, statement or matter shall not be construed to limit such statement, term or matter to the specific items or matters, whether or not language of non-limitation such as "without limitation" or "but not limited to," or words of similar import, are used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such statement, term or matter.

      A9.31 Information to Third Persons. If, at any time, Beneficiary desires to sell or transfer, or grant a participation interest in, all or any portion of, or any interest in, the Note, this Deed of Trust or any other Loan Document to any Person, Trustor and each Loan Party shall furnish in a timely manner any and all financial information concerning the Property and Leases, and concerning Trustor's or such Loan Party's financial condition, requested by Beneficiary or such person in connection with any such sale or transfer.

      A9.32 Commingling of Funds. Any and all sums collected or retained by Beneficiary hereunder (including insurance and condemnation proceeds and any amounts paid by Trustor to Beneficiary under Paragraph 3.4 hereof), shall not be deemed to be held in trust, and Beneficiary may commingle any and all such funds or proceeds with its general assets and shall not be liable for the payment of any interest or other return thereon, except to the extent expressly provided herein or otherwise required by law.

      A9.33  Standards of Discretion.  Nothing contained in this Deed of Trust,

  the Note, or any other Loan Documents, shall limit the right of Beneficiary to exercise its business judgment, or act, in a subjective manner with respect to any matter as to which it has specifically been granted such right or the right to act in its sole discretion or sole judgment hereunder or thereunder, whether "objectively" reasonable under the circumstances. Any such exercise shall not be deemed inconsistent with any covenant of good faith and fair dealing otherwise implied by law to be a part of this Deed of Trust; and the parties intend by the foregoing to set forth and affirm their entire understanding with respect to the terms, covenants and conditions and standards pursuant to which their rights, duties and obligations are to be judged, their performance measured, and the parameters within which Beneficiary's discretion may be exercised hereunder and under the other Loan Documents.

      A9.34 Certain Standards on Efforts of Trustor. Whenever in this Deed of Trust, or any other Loan Document, the phrase "cause to be" is used in conjunction with any of Trustor's Obligations, such phrase shall be deemed to include the use by Trustor of best efforts and all due diligence to cause the applicable act, event or circumstance to occur or be performed or taken, and such efforts and due diligence shall encompass the initiation of litigation or other proceedings in order to enforce or bring about the happening of the applicable act or matter.

      A9.35 Certain Obligations Unsecured. Notwithstanding anything to the contrary set forth herein or any of the Loan Documents, this Deed of Trust shall not secure the following obligations (the "Unsecured Obligations"): Any obligations evidenced by or arising under the Unsecured Remediation and Indemnification Agreement. Any breach or default with respect to the Unsecured Obligations shall constitute an Event of Default hereunder, notwithstanding the fact that such Unsecured Obligations are not secured by this Deed of Trust. Nothing in this section shall, in itself, impair or limit Beneficiary's right to obtain a judgment in accordance with applicable law after foreclosure for any deficiency in recovery of all obligations that are secured by this Deed of Trust following foreclosure.

      A9.36 Limitation on Personal Liabilities. The obligations of Trustor under the Note are limited as set forth in Section 19 of the Note.

      IN WITNESS WHEREOF, Trustor has caused this Deed of Trust to be executed as of the day and year first above written.

                          "Trustor":

                          CENTURY PROPERTIES FUND XIX,
                          a California Limited Partnership

                          By:  Fox Partners II, a California
                               general partnership,
                               its general partner

                               By:  Fox Capital Management
                                    Corporation, a California
                                    corporation, its general
                                    partner



                                    By:  _______________________

                                         _______________________
                                         [Printed Name and Title]


  State of _______________      )
                                )
  County of ______________      )



  On __________, 1995, before me, __________________, Notary Public, personally appeared ___________________________________,
  personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

  WITNESS my hand and official seal.



                                                 _______________________________




                                  EXHIBIT A

                           (Property Description)





                                  EXHIBIT B

                           (Permitted Exceptions)


             1    Liens, mortgages, deeds of trust, pledges, security interests and other charges and encumbrances in favor of Beneficiary;

             2    General and special ad valorem real property taxes which are not yet due or payable;

             3    Exceptions numbered 1 through 4, inclusive, 6 through 10,
  inclusive, and 12 in Schedule B, Part II of that certain Commitment for Title Insurance No. 75010963, dated as of April 14, 1995, issued by Transamerica Title Insurance Company; and

             4    Other matters expressly approved by Beneficiary in writing which are subject and subordinate to the lien of this Deed of Trust.